Exhibit 15.1

October 25, 2022

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our report dated October 25, 2022, on our review of the interim financial information of Microsoft Corporation and subsidiaries (“Microsoft”) appearing in Microsoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, is incorporated by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, and 333-221833 on Form S-8 and Registration Statement Nos. 333-240227 and 333-261590 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington